UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center
Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 523-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2006 Actions Under Incentive Compensation Plans
On April 25, 2006, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance objectives for the 2006–2009 Award Period under the registrant’s Executive Strategic Incentive Plan I (the “ESI Plan I”). The objectives consist of specific Cash Flow Return on Gross Capital and Earnings Per Share growth targets, weighted equally. The actual amount of the awards paid will depend upon the achievement of these objectives and the individual participant’s personal performance. Awards with respect to the 2006-2009 Award Period of the ESI Plan I, and with respect to the 2005-2008 Award Period, are expressed in the form of cash and will be paid in cash to each of the registrant’s officers following completion of the Award Period. Awards with respect to the 2004-2007 Award Period and the 2003-2006 Award Period, which are still outstanding, although they will ultimately be paid in cash, are expressed in the form of Phantom Share Units; and the amount of those cash awards will reflect appreciation or depreciation in the market value of the registrant’s common shares. A copy of the ESI Plan I is filed as Exhibit 10(b) to the registrant’s Form 10-K Annual Report for the year ended December 31, 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: April 27, 2006	/s/ R. H. Fearon

R. H. Fearon
Executive Vice President -
Chief Financial and Planning Officer